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IDS Stock Fund, Inc.
File No. 2-11358/811-498

EXHIBIT INDEX

Exhibit 2:      By-laws

Exhibit 8(b):   Addendum to the Custodian Agreement

Exhibit 9(f):   Agreement and Declaration of Unitholders

Exhibit 11:     Independent Auditors' Consent

Exhibit 17:     Financial Data Schedule

Exhibit 19(c):  Trustees Power of Attorney

Exhibit 19(d):  Officers' Power of Attorney